Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated February 19, 2026, relating to the financial statements of Berto Acquisition Corp. II as of December 31, 2025, and for the period from July 15, 2025 (inception) through December 31, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

May 12, 2026